Exhibit 99.1

Rostock Ventures Corp. Acquires Gold Prospect in World-Class Gold Region

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Press Release

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Source: Rostock Ventures Corp.

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On 3:01 am EDT, Monday September 21, 2009

SASKATOON, SASKATCHEWAN--(Marketwire - 09/21/09) - Rostock Ventures Corp. (OTC.BB:ROSV - News) Rostock Ventures wishes to report that the company has acquired what management feels is a high impact gold prospect located in the Yukon, Canada. The property is approximately 3200 contiguous acres and has similar geological characteristics as recent gold discoveries in close proximity to this new prospect. This prospect lies within the globally prolific mining region call the Tintina Gold Belt. The Tintina Gold Belt hosts world-class deposits including Donlin Creek (29.3 M ozs Au Proven & Probable reserves), Fort Knox (3.8 M ounces P & P), Pogo (3.6 M ozs P & P), Dublin Gulch (2.7 M ozs Indicated resource); as well as past producers with remaining resources such as Brewery Creek (approximately 278,484 ozs produced, 145,000 ozs Indicated + 143,000 ozs Inferred Resources) and several advanced staged exploration projects including Freegold Mountain and White Gold. A work program on this new prospect is anticipated to commence shortly.

Management is excited to have this new high impact gold project that is in a world-class mining region, especially in the light of near all-time highs on gold prices right now. Also, management is still evaluating additional projects that may add value to the company.

Forward-looking statements

Some of the statements contained in this press release are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements, including the risks and uncertainties related to the progress, timing, cost, and results of exploration programs; competition from other exploration or mining companies; and the company's ability to obtain additional funding required to conduct its exploration activities. Please refer to the company's filings with the Securities and Exchange Commission for a comprehensive list of risk factors that could cause actual results, performance or achievements of the company to differ materially from those expressed or implied in such forward looking statements. The company undertakes no obligation to update or revise any forward-looking statements.

Contact:

Rostock Ventures Corp.

Collin Sinclair

President

info@rostockcorp.com

www.rostockcorp.com